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                                                                      EXHIBIT 21

                       LANDRY'S SEAFOOD RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES

 . Captain Crab's Take-Away of 79th   . Landry's Seafood House--Maryland, Inc.
Street, Inc.                         . Landry's Seafood House--Memphis, Inc.
 . Crab Addison, Inc.                 . Landry's Seafood House--Michigan, Inc.
 . Crab House, Inc.                   . Landry's Seafood House--Minnesota, Inc.
 . Cryo Realty, Corp.                 . Landry's Seafood House--Missouri, Inc.
 . CryoTech Industries of North       . Landry's Seafood House--Nevada, Inc.
Carolina, Inc.                       . Landry's Seafood House--New Jersey,
 . Joe's Crab Shack--Alabama Private  Inc.
Club, Inc.                           . Landry's Seafood House--New Mexico,
 . Joe's Crab Shack--San Diego, Inc.  Inc.
 . Landry's Crab Shack, Inc.          . Landry's Seafood House--New Orleans,
 . Landry's Development, Inc.         Inc.
 . Landry's G.P., Inc.                . Landry's Seafood House--Norfolk,
 . Landry's Limited, Inc.             Virginia, Inc.
 . Landry's Trademark, Inc.           . Landry's Seafood House--North Carolina,
 . Landry's Management, L.P.          Inc.
 . Landry's Private Club--Amarillo,   . Landry's Seafood House--Ohio, Inc.
Inc.                                 . Landry's Seafood House--Oklahoma, Inc.
 . Landry's Private Club--Mesquite,   . Landry's Seafood House--Pennsylvania,
Inc.                                 Inc.
 . Landry's Private Club--Plano, Inc. . Landry's Seafood House--San Luis, Inc.
 . Landry's Seafood House--Addison,   . Landry's Seafood House--Redondo Beach,
Inc.                                 Inc.
 . Landry's Seafood House--Alabama,   . Landry's Seafood House--South Carolina,
Inc.                                 Inc.
 . Landry's Seafood House--Arizona,   . Landry's Seafood House--Virginia, Inc.
Inc.                                 . Landry's Seafood Inn & Oyster Bar, Inc.
 . Landry's Seafood House--Arlington, . Landry's Seafood Inn & Oyster Bar--
Inc.                                 Galveston, Inc.
 . Landry's Seafood House--Austin,    . Landry's Seafood Inn & Oyster Bar--
Inc.                                 Kemah, Inc.
 . Landry's Seafood House--Bellevue,  . Landry's Seafood Inn & Oyster Bar--San
Inc.                                 Antonio, Inc.
 . Landry's Seafood House--Biloxi,    . Landry's Seafood Inn & Oyster Bar--
Inc.                                 Sugar Creek, Inc.
 . Landry's Seafood House--Colorado,  . Landry's Seafood Galveston, Inc.
Inc.                                 . Landry's Seafood Kemah, Inc.
 . Landry's Seafood House--Florida,   . Landry's Seafood & Steak House--Corpus
Inc.                                 Christi, Inc.
 . Landry's Seafood House--Georgia,   . LSRI Holdings, Inc.
Inc.                                 . LSR Acquisition Corp.
 . Landry's Seafood House--Illinois,  . Marina Acquisition Corporation of
Inc.                                 Florida, Inc.
 . Landry's Seafood House--Indiana,   . Summit Seafood Supply, Inc.
Inc.                                 . Take-Away/King Shopping Plaza, Inc.
 . Landry's Seafood House--Kansas,    . West End Seafood, Inc.
Inc.                                 . Willie G's Galveston, Inc.
 . Landry's Seafood House--Kentucky,  . Willie G's Post Oak, Inc.
Inc.
 . Landry's Seafood House--Lafayette,
Inc.
 . Landry's Seafood House--Little
Rock, Inc.
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